Exhibit 10.120

CONTRACT OF SALE

This Contract of Sale (the “Contract”) is entered into by and between (i) DALLAS S & W, L.P., a Texas limited partnership (“Seller”) and  RELENTLESS PROPERTIES, LLC (“Purchaser”).

W I T N E S S E T H :

FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

ARTICLE I

PROPERTY

The conveyance by Seller to Purchaser shall include the following:

(a)                                  that certain tract or parcel of land situated in Dallas, Texas, containing approximately 2.557 acres, said tract being more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys or rights-of-way and all rights of ingress and egress thereto (the property described in this clause is herein referred to collectively as the “Land”);

(b)                                 the buildings and other improvements on the Land, including specifically, without limitation, a restaurant building consisting of approximately 12,141 square feet, and being currently operated as a “Smith & Wollensky” restaurant, including all heating, ventilation and air conditioning systems and equipment, carpeting, draperies and curtains (the property described in this clause is herein referred to collectively as the “Improvements”);

(c)                                  Except for the Excluded Assets, all equipment, furniture, fixtures, and appliances located within the Improvements (the “FF&E”).  Notwithstanding the foregoing sentence, Seller does not sell or assign the property described on Exhibit “B” attached hereto the (“Excluded Assets”); and

(d)                                 all of Seller’s right, title and interest in and to all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the FF&E (the property described in this clause is sometimes herein referred to collectively as the “Warranties”).

The Land, the Improvements, the FF&E, and the Warranties are hereinafter sometimes referred to collectively as the “Subject Property.”

ARTICLE II

PURCHASE PRICE

The purchase price to be paid by Purchaser to Seller for the Subject Property shall be the sum of Four Million and No/100 Dollars ($4,000,000.00), which shall be paid in immediately available funds at the closing.

ARTICLE III

EARNEST MONEY

Within five business days after the full execution of this Contract, Purchaser shall deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Earnest Money”) with Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204 (Attention: Jeanne Ragland) (the “Title Company”). The Title Company shall deposit the Earnest Money in an interest bearing account, the earnings from which shall form a part of the Earnest Money.

In the event that this Contract is closed, then all Earnest Money shall be applied in partial satisfaction of the purchase price.  In the event that this Contract is not closed, then the Earnest Money shall be disbursed in the manner provided for elsewhere herein.  Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Contract, it is understood and agreed that One Hundred Dollars ($100.00) of the Earnest Money shall in all events be delivered to Seller as valuable consideration for the Inspection Period described in Article VI hereinbelow and the execution of this Contract by Seller.

ARTICLE IV

PRE-CLOSING OBLIGATIONS OF SELLER

Within three business days after effective date of the Contract, Seller shall furnish to Purchaser, at Seller’s sole cost and expense, each of the following (collectively, the “Due Diligence Items”):

a.                                       The most current as-built survey of the Subject Property in Seller’s possession;

b.                                      All site plans, drawings, and plans and specifications pertaining to the Land or Improvements in Seller’s possession;

c.                                       A list of all service contracts, warranties, management, maintenance, or other agreements affecting the Subject Property, if any, together with copies of same.  Seller agrees not to enter into any additional contracts, warranties, or agreements prior to closing which would be binding on Purchaser and which cannot be cancelled by Purchaser upon thirty (30) days written notice without cost, penalty, or obligation unless such service contracts or other agreements are approved in writing by Purchaser, which approval shall not be unreasonably withheld or delayed;

d.                                      Copies of all licenses, permits, applications, authorizations, certificates of occupancy, governmental approvals and other entitlements relating to the Subject Property and the operation thereof, if any;

e.                                       All roof, environmental, hydrological, engineering, percolation, mechanical, electrical, structural, soils and similar reports and/or audits relating to the Subject Property in the possession of Seller; and

f.                                         A schedule of FF&E.

Notwithstanding anything to the contrary contained herein, Purchaser hereby agrees that, in the event Purchaser terminates this Contract for any reason, then Purchaser shall return to Seller all Due Diligence Items which have been delivered by Seller to Purchaser in connection with Purchaser’s inspection of the Subject Property.  This provision shall survive the termination of this Contract.  Seller makes no representation or warranty as to the accuracy of the matters set forth in the Due

Diligence Documents, except that such documents which are provided to Purchaser will be faithful reproductions of such documents in the possession of Seller.

ARTICLE V

TITLE INSPECTION PERIOD

No later than 10 days after the date hereof, Seller shall provide to Purchaser a current commitment (the “Title Commitment”) for the issuance of an owner’s policy of title insurance to the Purchaser from the Title Company in the amount of the purchase price, together with good and legible copies of all documents constituting exceptions to Seller’s title as reflected in the Title Commitment.  Seller shall also provide to Purchaser any updates to the Title Commitment subsequently issued by the Title Company.    The Title Commitment shall be sufficient to provide to Seller, upon closing, a standard Texas owner’s form of title insurance policy (the “Title Policy”) issued by the Title Company and insuring Purchaser in the amount of the Purchase Price that Purchaser has acquired good and indefeasible title to the Subject Property, subject only to the Permitted Exceptions.  The standard Texas Title Policy shall be at the sole cost and expense of the Seller.  Purchaser shall also be entitled to request the Title Company to provide, at Purchaser’s sole cost and expense, such other extended coverage and endorsements (or amendments) to the Title Policy (including the modification of the standard survey exception so that it is limited to “shortages in area”) as Purchaser may reasonable require, so long as such endorsements or amendments are at no cost to Seller nor impose additional liability on Seller or delay the Closing (the endorsements herein are not a condition precedent to Closing).  Purchaser acknowledges and agrees that the Title Policy may be actually delivered at a reasonable time following the closing so long as Purchaser has received at closing a current and binding Title Commitment obligating the Title Company to deliver the Title Policy.

No later than twenty days after the date hereof, Purchaser, at its sole cost and expense, shall obtain an updated as-built survey (the “Survey”) prepared by a licensed professional engineer or surveyor acceptable to Purchaser, which Survey shall:  (a) include a metes and bounds legal description of the Land; (b) accurately show all improvements, encroachments and uses and accurately show all easements and encumbrances visible or listed on the Title Commitment (identifying each by recording reference if applicable); (c) recite the number of square feet included within the Land and the dimensions of the surface perimeter of all Improvements; (d) state whether the Land (or any portion thereof) lies within a flood zone or flood prone area; (e) state the number of parking spaces situated on the Land; (f) contain a certificate verifying that the survey was made on the ground, that the survey is correct, that there are no improvements, encroachments, easements, uses or encumbrances except as shown on the survey plat, that the area represented for the Land and the Improvements has been certified by the surveyor as being correct and that the Land does not lie within any flood zone or flood prone area, except as indicated thereon,  and that the Land has access to public streets as indicated thereon; and (g) otherwise be in form satisfactory to Purchaser.

Purchaser shall have a period of time expiring five days after it receives the later of (i) the Survey, or (ii) the items described in the first sentence of this Article  V above (the “Title Review Period”) to review said items; provided, however, that such period shall expire no later than 25 days after the effective date of this Contract.   If the information provided therein or any subsequent update to the Title Commitment issued by the Title Company, reflects or discloses any defect, exception or other matter affecting the Subject Property (“Title Defects”) that is unacceptable to Purchaser, then prior to the expiration of the Title Review Period Purchaser shall provide Seller with written notice of Purchaser’s objections.  Seller may, at its sole option, elect to cure or remove the objections raised by Purchaser; provided, however, that Seller shall have no obligation to do so.

Should Seller elect to attempt to cure or remove the objections, Seller shall have five days from the date of Purchaser’s written notice of objections (the “Cure Period”) in which to notify Purchaser that Seller intends to cure or not cure the Title Defects.  In the event Seller either (i) elects not to cure or remove the Title Defects or fails to respond to Purchaser’s notice of Title Defects within the Cure Period, or (ii) having elected to attempt to cure said Title Defects, is unable to accomplish the cure prior to the closing, then Purchaser shall be entitled, as Purchaser’s sole and exclusive remedies, either to (a) terminate this Contract by providing written notice of termination to Seller within five (5) days from the date on which Purchaser receives Seller’s no-cure notice, in which case all Earnest Money (less $100.00) shall be immediately returned to Purchaser by the Title Company, Purchaser shall return to Seller all of the Due Diligence Items provided by Seller, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other, or (b) waive the objections and close this transaction as otherwise contemplated herein.  If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller’s title to the Subject Property as shown by the Survey and Title Commitment, then Purchaser shall be deemed to have no objections to the state of Seller’s title to the Subject Property as shown by the Survey and Title Commitment, and any exceptions to Seller’s title which have not been objected to by Purchaser and which are shown on the Survey or described in the Title Commitment shall be considered to be “Permitted Exceptions.”  If Seller fails to respond to Purchaser’s notice of Title Defects within the Cure Period, Seller shall be deemed to have elected not to attempt to cure said Title Defects.  It is understood and agreed that any Title Defects which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions.

ARTICLE VI

INSPECTION PERIOD

Purchaser, at Purchaser’s sole expense, shall have the right to conduct a feasibility, environmental, engineering and physical study of the Subject Property for a period of time commencing on the date hereof and expiring  35 days after the effective date of this Contract (such period is referred to herein as the “Inspection Period”).  Upon 24 hours advance notice to Seller, Purchaser and Purchaser’s duly authorized agents or representatives shall be permitted to enter upon the Subject Property during the Inspection Period in order to conduct engineering studies, soil tests and any other inspections and/or tests that Purchaser may deem necessary or advisable; provided, however, that no drilling or other ground penetrations or physical sampling in any building shall be done without Seller’s prior written consent.  Purchaser further agrees to indemnify and hold Seller harmless from any claims or damages, including reasonable attorneys’ fees, resulting from Purchaser’s inspection of the Subject Property, which indemnity shall survive the cancellation or termination of this Contract.  In the event that the review and/or inspection conducted by this paragraph shows any fact, matter or condition to exist with respect to the Subject Property that is unacceptable to Purchaser, in Purchaser’s sole discretion, or if for any reason Purchaser determines that purchase of the Subject Property is not feasible, then Purchaser shall be entitled, as Purchaser’s sole remedy, to cancel this Contract by providing written notice of cancellation to Seller prior to the expiration of the Inspection Period, in which case this Contract shall be cancelled and all Earnest Money (less $100.00) shall be immediately returned to Purchaser by the Title Company, Purchaser shall return to Seller all of the Due Diligence Items provided by Seller, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other.  If Purchaser fails to terminate this Contract on or prior to the expiration of the Inspection Period, Purchaser’s right to terminate the Contract under this Article VI shall be deemed to have been waived and this Contract shall remain in full force and effect and the Earnest Money shall thereafter be non-refundable (but applicable to the purchase price), except for (i) a default by Seller, or (ii) Seller’s failure to cure Title Defects in the event Seller has agreed to attempt to cure said Title Defects as set forth in Article V hereof.

ARTICLE VII

REPRESENTATIONS, WARRANTIES, AND COVENANTS

Seller represents and warrants to Purchaser that on or before the date of Closing hereunder, Seller will either pay in full or otherwise retire any indebtedness owing to lenders or contractors payment of which is secured by a lien against the Subject Property so that at closing Seller will be able to convey the Subject Property to Purchaser free and clear of any such liens.

Seller covenants and agrees with Purchaser that, from the date hereof until the closing, Seller shall not, without the written consent of Purchaser, sell, assign, lease, or convey any right, title, or interest whatsoever in or to the Subject Property, or create any monetary lien, security interest, easement, encumbrance, or charge affecting the Subject Property without promptly discharging the same prior to closing.

Except as otherwise disclosed in writing to Purchaser, Seller hereby further represents and warrants to Purchaser as follows:

a.                                       From the date of execution of this Contract through the date of closing, Seller shall continue to maintain the Subject Property in its present condition, subject to ordinary wear, and Seller shall not remove any fixtures, equipment, furnishings or other personal property from the Subject Property except for those items which shall remain the property of Seller as set forth in the attached Exhibit “B”, nor shall Seller unreasonably neglect the Subject Property;

b.                                      Seller currently has in place the public liability, casualty and other insurance coverage with respect to the Subject Property. Each of such policies is in full force and effect, and all premiums due and payable thereunder have been, and at closing will be, fully paid when due.  No notice of cancellation has been received or threatened with respect thereto.  No insurance company insuring the Improvements has delivered to Seller oral or written notice (i) that any insurance policy now in effect would not be renewed or (ii) that Seller has failed to comply with insurance requirements or (iii) that defects or inadequacies exist in the Subject Property, or in any part thereof, which could adversely affect the insurability thereof or the cost of such insurance.  At all times from the date hereof through the date of closing, Seller shall cause to be maintained in force fire and extended coverage insurance upon the Subject Property, and public liability insurance with respect to damage or injury to person or property occurring on the Subject Property in at least such amounts as are maintained by Seller on the date hereof;

c.                                       That, at closing, there will be no unpaid bills, claims, or liens in connection with any construction or repair of the Subject Property;

d.                                      The Subject Property is not subject to any outstanding agreements of sale or any options, liens, or other rights of third parties to acquire any interest therein, except as described in this Contract;

e.                                       Except as disclosed in Title Commitment, the Subject Property is free and clear of all mechanic’s liens, liens, mortgages or similar financial encumbrances of any nature;

f.                                         To the best of Seller’s knowledge, there is no action, suit, proceeding or claim presently pending in any court or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality or before any arbitration tribunal or panel, (i) affecting the Subject Property, or any portion thereof, or Seller’s use, operation or ownership of the Subject Property, or (ii) affecting Seller’s ability to perform its obligations under this Contract, nor, to the best knowledge and belief of Seller, is any such action, suit, proceeding or claim threatened;

g.                                      There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary bankruptcy proceedings, or proceedings under any debtor relief laws, pending, or to the best of Seller’s actual knowledge, threatened against Seller or the Subject Property;

h.                                      No condemnation, eminent domain or similar proceedings have been instituted or, to the best of Seller’s actual knowledge, threatened against the Subject Property;

i.                                          To the best of Seller’s knowledge, except for the list of service contracts, warranties, management, maintenance or other agreements to be delivered to Purchaser pursuant to Article IV hereinabove, there are no contracts of construction, employment, management, service or supply which would affect the Subject Property or operation of the Subject Property after closing;

j.                                          To the best of Seller’s knowledge, Seller has not released any hazardous substance upon the Subject Property in violation of any Environmental Law, and neither

Seller nor the Subject Property is subject to any pending or threatened litigation or inquiry by any governmental authority or to any remedial action or obligations under any Environmental Law.  As used herein, the term “Environmental Law” will mean any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Subject Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986.  Prior to Closing, Seller agrees to promptly notify Purchaser of any fact of which Seller has knowledge which would cause this representation to become false and of any written notice that Seller receives regarding the matters set forth in this Section; and

k.                                       Seller is not a “foreign person” or “foreign trust” within the meaning of the United States Foreign Investment and Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended.

All of the foregoing representations and warranties of Seller are made both as of the date hereof and as of the date of the closing hereunder, but shall not survive the closing hereunder.

EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND THE WARRANTY OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, PROFITABILITY, OPERATING HISTORY OR PROJECTIONS WITH RESPECT TO THE SUBJECT PROPERTY, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE SUBJECT PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION,

MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE SUBJECT PROPERTY, OR (ii) THE MANNER OR QUALITY OF THE SUBJECT PROPERTY.  EXCEPT FOR ANY REPRESENTATION AND WARRANTY OF SELLER EXPRESSLY SET FORTH IN THIS CONTRACT OR THE SPECIAL WARRANTY DEED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OF SELLER.  PURCHASER REPRESENTS THAT PURCHASER IS A KNOWLEDGEABLE PURCHASER OF REAL ESTATE AND THAT PURCHASER IS RELYING SOLELY ON PURCHASER’S OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE SUBJECT PROPERTY.  PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE SUBJECT PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME.  UPON CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER FROM AND TO HAVE ASSUMED THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE SUBJECT PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS.  PURCHASER FURTHER

ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE SUBJECT PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY.  THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL EXPRESSLY SURVIVE THE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.  SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE SUBJECT PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.  PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS PARAGRAPH WERE A MATERIAL FACTOR IN THE DETERMINATION OF THE PURCHASE PRICE FOR THE SUBJECT PROPERTY.

ARTICLE VIII

CLOSING

The closing hereunder shall take place at the offices of the Title Company.  The closing shall occur on the last day of the Inspection Period.

ARTICLE IX

SELLER’S OBLIGATIONS AT CLOSING

At the closing, Seller shall do the following:

a.                                       Deliver to Purchaser a special warranty deed covering the Subject Property, duly signed and acknowledged by Seller, which deed shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and insurable fee simple title to the Land and the Improvements free and clear of all liens, rights-of-way, easements and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

b.                                      Deliver to Purchaser a bill of sale, duly executed and acknowledged by  Seller, conveying and/or assigning to Purchaser the FF&E and the Warranties.

c.                                       Deliver such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

d.                                      Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

e.                                       Deliver to Purchaser all keys to all buildings and other improvements located on the Subject Property, combinations to any safes thereon, and security devices therein in Seller’s possession.

f.                                         Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Purchaser to carry out the intent of the parties under this Contract.

ARTICLE X

PURCHASER’S OBLIGATIONS AT CLOSING

At the closing, Purchaser shall:

a.                                       Deliver to Seller, in immediately available funds, the purchase price.

b.                                      Deliver such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Subject Property.

c.                                       Deliver to Purchaser any other documents or items necessary or convenient in the reasonable judgment of Seller to carry out the intent of the parties under this Contract.

ARTICLE XI

COSTS AND ADJUSTMENTS

At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

a.                                       Seller shall pay and Purchaser shall receive a credit of up to $3,000 for any costs incurred by Purchaser with respect to the Survey;

b.                                      Real estate and personal property ad valorem taxes for the Subject Property for the current calendar year shall be prorated, and Seller shall pay to Purchaser, as a credit against the purchase price, Seller’s pro rata portion of such taxes.  Seller’s pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year or, if for any reason such taxes for the Subject Property have not been actually assessed, such pro ration shall be based upon the amount of such taxes for the immediately preceding calendar year, which proration shall be final and binding upon the parties and shall not be further adjusted;

c.                                       Seller shall pay for Purchaser’s owners title policy as set forth in Article V;

d.                                      Recording fees and escrow fees shall be divided equally by Seller and Purchaser; and

e.                                       Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

ARTICLE XII

DAMAGE OR DESTRUCTION PRIOR TO CLOSING

In the event that the Subject Property should be damaged by any casualty prior to closing, then if the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of Seller and Purchaser, is:

a.                                       Less than Two Hundred Thousand Dollars ($200,000.00), then at Purchaser’s option, either (i) Seller shall repair such damage as promptly as is reasonably possible, restoring the damaged property at least to its condition immediately prior to such damage; and, in the event such repairs have not been completed prior to closing, then the closing shall nevertheless proceed as scheduled, and Purchaser may have the Title Company withhold from Seller the funds necessary to make such repairs until Seller has repaired such damage pursuant to the provisions hereof, at which time such funds shall be distributed to Seller or (ii) Purchaser may take an assignment of Seller’s proceeds and a credit for Seller’s deductible under its applicable insurance policy (as described in paragraph [b] below) and repair such damage;

or if said cost is:

b.                                      greater than Two Hundred Thousand Dollars ($200,000.00), then, at Purchaser’s election, Seller shall pay to Purchaser, at closing, all insurance proceeds payable for such damage, and the sale shall be closed without Seller’s repairing such damage but with Purchaser receiving a credit for the amount of any deductible provided for in the applicable insurance policy, or, if Purchaser does not elect to accept such insurance proceeds, then Purchaser may elect to terminate this Contract.

ARTICLE XIII

CONDEMNATION

Seller shall give Purchaser written notice of any condemnation or eminent domain proceeding with respect to the Subject Property within five (5) business days after Seller receives notice of such condemnation or eminent domain.  If prior to the closing any portion or all of the Subject Property shall be taken or threatened to be taken by condemnation, eminent domain or deed in lieu thereof and such taking is material, then in such event Purchaser may cancel this Contract by sending written notice thereof to Seller within fifteen (15) days after Purchaser’s receipt of written notice of such actual or threatened condemnation, eminent domain, or other taking, in which event the Title Company shall return the Earnest Money to Purchaser and thereupon neither party shall have any further liability or obligations to the other except for obligations which expressly survive the closing.  If this Contract is not so canceled then Purchaser shall accept title to the Subject Property subject to such condemnation, eminent domain, or taking, in which event on the closing date the proceeds of the award or payment shall be assigned by Seller to Purchaser and the monies theretofore received by Seller in connection with such condemnation, eminent domain, or taking shall be paid over to Purchaser or allowed as a credit against the purchase price hereunder.

ARTICLE XIV

POSSESSION OF PROPERTY

Possession of the Subject Property shall be delivered to Purchaser at closing.

ARTICLE XV

NOTICES

All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph.  All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested.  All such notices shall be deemed given when received or refused by the party to be noticed, and shall be addressed as follows:

Seller:	Dallas S&W, L.P.
c/o The Smith & Wollensky Restaurant Group, Inc.
880 Third Avenue
New York, New York 10022
Attn: Gene Zuriff
Telephone No.: (212) 838-2061
Facsimile No.: (212) 758-6028

With Required Copy to:	Hallett & Perrin, P.C.
2001 Bryan Tower, Suite 3900
Dallas, Texas 75201
Attn: Fielder F. Nelms, Esq.
Telephone No.: (214) 922-4109
Facsimile No.: (214) 922-4193

Purchaser:	Relentless Properties, LLC

Dallas, Texas
Telephone No.:
Facsimile No.:
Email:

ARTICLE XVI

REMEDIES

In the event that Seller fails to timely comply with all conditions, covenants and obligations of Seller hereunder, it shall be an event of default and Purchaser shall have the option (i) to terminate this Contract by providing written notice thereof to Seller, in which event the Earnest Money (less $100.00) shall be returned immediately to Purchaser by the Title Company and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) sue Seller for specific performance.

In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller’s sole remedy shall be to receive the Earnest Money.  The Earnest Money is agreed upon by and between the Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the Earnest Money as Seller’s total damages and relief.

ARTICLE XVII

ASSIGNMENT

Purchaser may not assign its rights under this Contract to anyone other than a Permitted Assignee without first obtaining Seller’s prior written approval.  Purchaser may assign its rights under this Contract to a Permitted Assignee without prior written consent of Seller.  For purposes of this Contract, a “Permitted Assignee” shall mean any partnership, corporation, limited liability company or other business entity owned or controlled by Purchaser.  Any assignment made by

Purchaser shall (a) not have the affect of extending the Inspection Period hereunder or the closing date; (b) be pursuant to a written assignment, a copy of which will be provided to Seller; and (c) shall not release Purchaser from any of its obligations hereunder.

ARTICLE XVIII

MISCELLANEOUS

1.                                       This Contract shall be construed and interpreted in accordance with the laws of the State of Texas.  Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa.  The terms “successors and assigns” shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

2.                                       This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser.  The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

3.                                       Each person executing this Contract warrants and represents that he is fully authorized to do so.

4.                                       In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and costs of court incurred in such suit.

5.                                       The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.                                       This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.  No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

7.                                       This Contract may be executed in multiple counterparts, and the counterparts together shall constitute the single binding agreement of the parties.

8.                                       Purchaser represents and agrees that in the event that this Agreement is not consummated, Purchaser will promptly upon Seller’s request return to Seller all Due Diligence Items furnished to Purchaser, whether furnished before or after the date of this Agreement, without retaining copies thereof.

9.                                       Time is of the essence with respect to all deadlines and time periods set forth herein.

10.                                 For a period of seven (7) days after the closing, Seller shall have the right to access the Subject Property to remove the Excluded Assets from the Subject Property.

ARTICLE XIX

REAL ESTATE COMMISSION

Staubach Retail Services Southwest, Ltd. (“Staubach”)represents both Seller and Purchaser.  Provided that the sale hereunder does in fact close, Seller shall pay a brokerage commission to of six percent (6%) of the purchase price, which represents the total commission payable by Seller and Purchaser with regard to this transaction. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any other real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any other real estate broker’s, finder’s, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby.  Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction other than Staubach, and that Purchaser has not taken any other action which would result in any real estate broker’s, finder’s, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby, except as set forth in the second sentence above.  Seller hereby indemnifies and agrees to hold Purchaser harmless for any fees or commissions of Staubach, as set forth in the second sentence hereof.  Additionally, each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys’ fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein.  Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XIX shall survive the closing.

EXECUTED on this the 26th day of February, 2007.

SELLER:

DALLAS S&W, L.P., a Texas limited partnership

By: S&W of Dallas LLC,
a Delaware limited liability company,
its General Partner
By:	/s/ EUGENE ZURIFF
Name:	Eugene Zuriff
Its:	President

EXECUTED on this the 24th day of February, 2007.

PURCHASER:

Relentless Properties, LLC

By:	/s/ CHRISTIE R. RENIGER
Name:	Christie R. Reniger
Its:	Agent

RECEIPT OF EARNEST MONEY AND ONE (1) EXECUTED COUNTERPART OF THIS CONTRACT IS HEREBY ACKNOWLEDGED:

TITLE COMPANY:

REPUBLIC TITLE OF TEXAS, INC.

By:
Name:
Its:

EXHIBIT “A”

Lot 8, Block C of Greenway Addition, an addition to the City of Dallas, Collin County, Texas, according to the plat thereof recorded in Volume J, Page 599, Map Records, Collin County, Texas.

EXHIBIT “B”

Schedule of Excluded Assets

1.               Signage.

2.               The intellectual property owned by Seller or The Smith & Wollensky Restaurant Group, Inc., including, but not limited to,  (i) the name “Smith & Wollensky”, (ii) any marks or logos. associated with the words “Smith & Wollensky”,  and (ii) such other marks, words, logos or images that are proprietary to Seller, The Smith & Wollensky Restaurant Group, Inc.,  or affiliates thereof.

3.               All books and records, including invoices, purchase orders, cancelled checks and other accounting documents.

4.               Inventory of wine and liquor.

FIRST AMENDMENT TO
CONTRACT OF SALE

This FIRST AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is executed as of March 26, 2007, by and between DALLAS S & W, L.P., a Texas limited partnership (“Seller”) and RELENTLESS PROPERTIES, LLC, a Texas limited liability company (“Purchaser”).

WHEREAS, Seller and Purchaser have executed that certain Contract of Sale dated February 26, 2007 (the “Contract”), wherein Seller agreed to sell to Purchaser certain real and personal property located in Dallas, Dallas County, Texas, as more particularly described therein; and

WHEREAS, Seller and Purchaser wish to amend the Contract as provided herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Seller and Purchaser hereby agree as follows:

1.     The second sentence of Article VIII is hereby deleted in its entirety and the following is substituted in lieu thereof: “The closing shall occur on Monday, April 2, 2007.”

2.     Except as amended hereby, the Contract remains unmodified and in full force and effect.

3.     Capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to them in the Contract.

4.     This Amendment may be executed in multiple counterparts, each of which when taken together shall constitute one and the same instrument. This Amendment may further be executed and delivered by facsimile.

IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment to Contract of Sale to be effective as of the date first written above.

SELLER:			PURCHASER:

DALLAS S & W, L.P., a Texas			RELENTLESS PROPERTIES, LLC, a
		limited partnership	Texas limited liability company

By:	S&W of Dallas, LLC, a Delaware
	limited liability company, its sole		By:	/s/ CHRISTIE R RENIGER
	general partner			Christie R. Reniger, sole member

	By:	/s/ EUGENE ZURIFF
	Name:	Eugene Zuriff
	Title:	President